Exhibit 99.1

NEWS RELEASE

Date:	February 13, 2009
FOR IMMEDIATE RELEASE

Contact:	Dave Mossberg
Beacon Street Group
817-310-0051

XETA TECHNOLOGIES TO REPORT FIRST QUARTER 2009

FINANCIAL RESULTS

XETA Technologies, Inc. (NASDAQ: XETA) announced today that it will conduct its first fiscal quarter 2009 earnings conference call and simultaneous webcast on Thursday, February 26, 2009, at 5:00 p.m. EST, 4:00 p.m. CST.  The call will be led by Greg Forrest, President and CEO, of XETA Technologies. The call will be preceded by the release of first fiscal quarter 2009 financial results after the market closes on Thursday, February 26.

The February 26, 2009 earnings conference call will be available via webcast under the Investor Relations section of the Company’s website, www.xeta.com. Interested parties may also access the conference call via telephone by dialing 877-407-8033. The webcast will be archived on the Company’s website for 60 days.

About XETA

XETA is a leading integrator of advanced communication technologies with a comprehensive array of products and services available from industry leaders. The Company has earned and continues to maintain the industry’s most prestigious certifications as an Avaya Platinum Business Partner, Nortel Elite Advantage Partner, and Mitel premiumPARTNER. Being able to provide solutions and service for these leading vendors is a unique value proposition for Fortune 1000 customers with multiple locations and complex networks. With a 27 year operating history and over 16,000 customers from coast to coast, XETA has maintained a commitment to extraordinary customer service. The Company’s in-house 24/7/365 call center, combined with a nationwide service footprint offers customers comprehensive equipment service programs that ensure network reliability and maximized network up-time. More information about XETA (Nasdaq: XETA) is available at www.xeta.com. Click on the following link to join our e-mail alert list: http://www.b2i.us/irpass.asp?BzID=1585&to=ea&s=0.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements (generally identified by such words as “expects,” “plans,” “believes,” “likely,” “anticipates” and similar words or expressions) reflect management’s current expectations, assumptions, and beliefs based upon information currently available to management. Investors are cautioned that all forward-looking statements are subject to certain risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to those factors described in Item 1.A entitled “Risk Factors” contained in Part I of the Company’s Form 10-K for its fiscal year ended October 31, 2008.

Beacon Street Group

Dave Mossberg, 817-310-0051